Exhibit 99.1

VERTEX ENERGY, INC. ANNOUNCES INCREASED REVENUES AND VOLUMES SOLD IN FOURTH QUARTER AND FULL YEAR 2014

Revenue up 34% in Fourth Quarter, Up 60% Year over Year

Volumes Sold up 82% in Fourth Quarter, 65% Year over Year

Conference Call Today April 1, 2015 at 9:00 A.M. EDT

Houston, TX – April 1, 2015 Vertex Energy, Inc. (NASDAQ:VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its financial results for the three and twelve months ended December 31, 2014. The Company will host a conference call today April 1, 2015 at 9 am EDT.

FINANCIAL HIGHLIGHTS FOR FOURTH QUARTER OF 2014

•	Revenue for the fourth quarter of 2014 vs fourth quarter of 2013 was up 34% to $62.5 million

•	Overall volumes of product sold, an important metric for our business because it illustrates our reach into the market, increased 82% for the fourth quarter of 2014 versus 2013

FINANCIAL HIGHLIGHTS FOR FULL YEAR 2014

•	Revenue for 2014 vs 2013 was up 60% to $259 million compared to $162 million in 2013

•	Overall volumes of product sold rose 65% for 2014

•	Pay-for-oil on the street collection level was down 75% year over year and by 90% from January 2014 to January 2015

•	Pay-for-oil to third-parties declined 50% year over year

Benjamin P. Cowart, Chairman and CEO of Vertex Energy said, “Like the rest of the industry, our fourth quarter performance was affected in large part by the sudden and steep decline in oil prices. However, our ability to adjust the spread has helped and will continue to move the Company in the right direction. We have begun moving to a service fee model for collection of used motor oil and environmental services. Removing used oil is a value-add that our industry provides in handling this regulated waste stream, and as of January, we are charging for these services.”

Mr. Cowart continued, “We have improved inventory management to alleviate our exposure to precipitous declines in our prices. We completed our acquisition of all the assets of Heartland Group Holdings, LLC, in the fourth quarter 2014, after entering into a consulting agreement in the third quarter 2014. The acquisition includes a 16 million gallon per year refinery and a well-established 6.8 million gallon collection operation in a four-state region. We anticipate that the Heartland assets will make a solid contribution in 2015.

Mr. Cowart concluded, “As we look at the year ahead, we believe the Company will return to profitability. This year started slow as the first quarter saw another sharp decline in oil prices in January. Our inventory carry is impacted when oil prices take a sharp turn. However, we have taken steps to protect against renewed downside risk in oil prices. Furthermore, we are reaping the benefits of the improved pricing on our raw materials. Prior to this most recent decline in oil prices, we had a clear target on profitability. Going into the second quarter of 2015, our spreads are set now for these low levels and should remain and improve as oil prices stabilize and increase.”

Complete information regarding Vertex’s results of operations for the fourth quarter of 2014 and 2014 fiscal year, our plan of operations, discussion of operating results, risk factors regarding an investment in Vertex and other matters can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 31, 2015, which can be viewed at www.sec.gov.

Management of Vertex will host a conference call today, April 1, 2015, at 9:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S. and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until April 30, 2015, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13602582.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (NASDAQ: VTNR) is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex purchases these streams from an established network of local and regional collectors and generators. Vertex also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex manages takes place at its facility, which uses a proprietary Thermal Chemical Extraction Process (“TCEP”) technology.  Vertex collects oil through its H&H Oil in the Texas region and Heartland Petroleum in a four-state region. Based in Houston, Texas, Vertex also has offices in California, Chicago, Illinois, Columbus, Ohio and Georgia.  More information on Vertex can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management's view of Vertex Energy's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy's future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

VERTEX ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
	December 31, 2014	December 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$6,017,076	$2,678,628
Accounts receivable, net	9,936,948	11,714,813
Accounts receivable, net - related party (Note 10)	3,150,000	—
Inventory	12,620,616	8,540,459
Prepaid expenses	1,245,307	1,161,721
Costs in excess of billings on uncompleted contracts	779,285	—
Total current assets	33,749,232	24,095,621
Non-current assets
Fixed assets	59,919,721	16,444,346
Less accumulated depreciation	(3,758,373)	(1,353,170)
Net fixed assets	56,161,348	15,091,176
Notes receivable - related party (Note 11)	8,308,000	—
Intangible assets, net	18,512,960	15,098,545
Goodwill	4,922,353	4,502,743
Deferred financing cost, net	2,191,888	74,271
Deferred tax assets	9,495,000	5,684,000
Other assets	481,450	—
Total non-current assets	100,072,999	40,450,735
TOTAL ASSETS	$133,822,231	$64,546,356
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$21,984,136	$14,096,185
Capital leases	492,755	—
Current portion of long-term debt	40,136,584	1,956,847
Deferred revenue	463,210	—
Total current liabilities	63,076,685	16,053,032
Long-term liabilities
Long-term debt	1,867,574	6,558,851
Contingent consideration	6,069,000	3,220,250
Deferred tax liabilities	4,189,000	378,000
Total liabilities	75,202,259	26,210,133
Commitments and contingencies
EQUITY
Preferred stock, $0.001 par value per share:
50,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value,
5,000,000 shares authorized and 630,419 and 1,319,002 shares issued and outstanding at December 31, 2014 and 2013,
respectively	630	1,319
Common stock, $0.001 par value per share;
750,000,000 shares authorized; 28,108,105 and 21,205,609
issued and outstanding at December 31, 2014 and
December 31, 2013, respectively	28,109	21,206
Additional paid-in capital	46,595,472	19,579,732
Retained earnings	11,995,761	17,542,004
Total Vertex Energy, Inc. stockholders' equity	58,619,972	37,144,261
Non-controlling interest	—	1,191,962
Total equity	58,619,972	38,336,223
TOTAL LIABILITIES AND EQUITY	$133,822,231	$64,546,356

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	2014	2013	2012
Revenues	$258,904,867	$161,967,252	$134,573,243
Cost of revenues	244,292,715	145,628,215	124,788,116
Gross profit	14,612,152	16,339,037	9,785,127
Reduction of contingent liability	(5,248,588)	(2,238,750)	—
Selling, general and administrative expenses	26,073,782	11,472,842	6,137,301
Acquisition related expenses	3,813,668	53,742	1,256,576
Inventory impairment charge	467,911	—	—
Total selling, general and administrative expenses	25,106,773	9,287,834	7,393,877
Income (loss) from operations	(10,494,621)	7,051,203	2,391,250
Other income (expense)
Other income	333,612	37,696	1,740
Gain on bargain purchase	6,948,686	—	—
Other expense	(10,866)	(54,513)	—
Interest expense	(2,636,690)	(422,954)	(135,364)
Total other income (expense)	4,634,742	(439,771)	(133,624)
Income (loss) before income taxes	(5,859,879)	6,611,432	2,257,626
Income tax benefit (expense)	(11,763)	1,700,000	1,400,641
Net income (loss)	(5,871,642)	8,311,432	3,658,267
Net income (loss) attributable to non-controlling interest	325,399	(431,962)	—
Net income (loss) attributable to Vertex Energy, Inc.	$(5,546,243)	$7,879,470	$3,658,267
Earnings per common share
Basic	$(0.23)	$0.44	$0.30
Diluted	$(0.23)	$0.39	$0.25
Shares used in computing earnings per share
Basic	23,807,780	17,830,194	12,138,229
Diluted	23,807,780	20,182,829	14,866,134

VERTEX ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012
	2014	2013	2012
Cash flows from operating activities
Net income (loss)	$(5,871,642)	$8,311,432	$3,658,267
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Stock-based compensation expense	332,266	175,152	178,968
Depreciation and amortization	4,277,843	2,320,735	711,555
Bargain purchase gain	(6,948,686)	—	—
Deferred federal income tax	—	(1,944,000)	(1,432,000)
Inventory impairment charge	467,911	—	—
Reduction of contingent consideration	(5,248,588)	(2,238,750)	—
Changes in operating assets and liabilities:
Accounts receivable	714,698	(3,468,033)	128,184
Accounts receivable- related parties	—	—	2,459
Bad debt expense	2,013,167	—	—
Inventory	1,891,932	(2,670,338)	551,438
Prepaid expenses	(12,586)	(571,254)	(247,337)
Costs in excess of billings	(779,285)	—	—
Accounts payable and accrued expenses	7,255,722	4,220,957	304,861
Deferred revenue	463,210	—	—
Accounts payable-related parties	—	—	(620,724)
Other deposits	(81,450)	256,729	(235,557)
Net cash provided by (used in) operating activities	(1,525,488)	4,392,630	3,000,114
Cash flows from investing activities
Bango note receivable	(3,150,000)	—	—
Refund of asset acquisition	—	675,558	—
Acquisition, net	(31,114,140)	(539,325)	(2,013,450)
Purchase of fixed assets	(5,940,890)	(2,603,369)	(1,134,575)
Net cash used in investing activities	(40,205,030)	(2,467,136)	(3,148,025)
Cash flows from financing activities
Line of credit (payments) proceeds, net	—	(6,750,000)	750,000
Proceeds from exercise of common stock options and warrants	370,337	60,936	112,625
Proceeds from primary stock offering	17,315,143	8,628,346	—
Payments on contingent consideration	(136,662)	—	—
Proceeds from notes payable	41,309,433	—	—
Payments made on notes payable	(11,337,128)	(1,994,088)	(581,962)
Debt issuance cost	(2,452,157)	—	—
Net cash provided by (used in) financing activities	45,068,966	(54,806)	280,663
Net change in cash and cash equivalents	3,338,448	1,870,688	132,752
Cash and cash equivalents at beginning of the period	2,678,628	807,940	675,188
Cash and cash equivalents at end of period	$6,017,076	$2,678,628	$807,940
SUPPLEMENTAL INFORMATION
Cash paid for interest during the year	$2,636,690	$396,440	$128,838
Cash paid for income taxes during the year	$122,763	$136,334	$23,359
NON-CASH TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$689	$194	$2,914
Issued 2,701,601 shares of stock to purchase Heartland and Omega	$9,004,000	$—	$—

Contacts
Porter, LeVay & Rose, Inc.
Marlon Nurse, DM, 212-564-4700
SVP – Investor Relations